[SPECIMEN STOCK CERTIFICATE - GRAPHICS OMITTED]



Number          INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH        Shares
[    ]                                                                  [    ]
                              Prime Resource, Inc.

                             TOTAL AUTHORIZED ISSUE
                       50,000,000 SHARES WITHOUT PAR VALUE
                                  COMMON STOCK


                                                                 See Reverse for
                                                             Certain Definitions

This is to Certify that _________________________________________is the owner of

__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

Dated
                         [GRAPHICS OMITTED]
                                [seal]
------------------------------          ----------------------------------------
                     Secretary                                         President



                  (C) 1999 Corpex Banknote Co., Bay Shore, N.Y.